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As filed with the Securities and Exchange Commission on December 14, 2004

Registration No. 333-116482

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Interline Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5074 (Primary Standard Industrial Classification Code Number)	03-0542659 (I.R.S. Employer Identification Number)

801 W. Bay Street Jacksonville, Florida 32204 (904) 421-1400 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Laurence W. Howard, Esq.
Interline Brands, Inc.
801 W. Bay Street
Jacksonville, Florida 32204
(904) 421-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John C. Kennedy, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000 Fax: (212) 757-3990	Kris F. Heinzelman, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000 Fax: (212) 474-3700

        Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following sets forth the estimated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the common stock registered hereby:

SEC registration fee	$30,963
NASD fee	24,938
Printing and engraving expenses	400,000
Accounting fees and expenses	400,000
Legal fees and expenses	1,200,000
Blue Sky fees and expenses	20,000
NYSE listing application fee	200,000
Transfer agent fees and expenses	20,000
Miscellaneous	704,099

TOTAL	$3,000,000

        No portion of the above expenses will be paid by the selling stockholders.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the Delaware General Corporation Law). Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (iii) unlawful payments of dividends, stock purchases or redemptions or (iv) transactions from which a director derives an improper personal benefit. Our certificate of incorporation contains such a provision.

        Our by laws provide that we will indemnify each director and officer against all claims and expenses resulting from the fact that such person was an director, officer, agent or employee of the registrant. A claimant is eligible for indemnification if the claimant (i) acted in good faith and in a manner that, in the claimant's reasonable belief, was in or not opposed to the best interests of the registrant or (ii) in the case of a criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful. This determination will be made by our disinterested directors, our stockholders or independent counsel pursuant to the terms of our amended by laws.

        Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such. We have obtained liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.

        The underwriting agreement provides that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of underwriting agreement filed as Exhibit 1.1 hereto.

        Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

        The following is a summary of transactions by us involving sales of securities of Interline Opco and of us that were not registered under the Securities Act during the last three years preceding the date of this registration statement:

  (a)
  On February 5, 2003, Interline Opco granted awards of a total of 817 shares of restricted common stock of Interline Opco and options to purchase an aggregate of 639 shares of the common stock of Interline Opco to certain of our executive officers and other officers and employees, each at an exercise price of $43.78 per share.

  (b)
  On May 12, 2003, Interline Opco granted options to purchase an aggregate of 7 shares of the common stock of Interline Opco to an employee, each at an exercise price of $43.78 per share.

  (c)
  On May 23, 2003, Interline Opco issued $200,000,000 in aggregate principal amount of Interline Opco's 11.5% notes to a group of initial purchasers led by Credit Suisse First Boston LLC, at a purchase price equal to 97.0% of the aggregate principal amount of the notes.

  (d)
  On November 25, 2003, Interline Opco granted options to purchase an aggregate of 114 shares of the common stock of Interline Opco to certain of our employees in connection with the Florida Lighting Acquisition, at an exercise price of $43.78 per share.

  (e)
  On January 9, 2004, Interline Opco granted options to purchase an aggregate of 27 shares of the common stock of Interline Opco to an employee, each at an exercise price of $43.78 per share.

  (f)
  On February 17, 2004, Interline Opco granted options to purchase an aggregate of 27 shares of the common stock of Interline Opco to an employee, each at an exercise price of $43.78 per share.

  (g)
  Immediately prior to the consummation of this offering, we will issue 19,250,000 shares of our common stock to the existing stockholders of Interline Opco, of which 858 shares of our common stock will be issued to existing holders of warrants to purchase Interline Opco's common stock, will issue options to purchase an aggregate of 2,182 shares of our common stock to existing holders of options to purchase common stock of Interline Opco, will issue additional options to purchase 2,420,616 shares of common stock and will grant 164,831 restricted stock awards (assuming an initial public offering price of $16.00 per share, which is the mid-point of the price range set forth on the cover of this prospectus) to our senior management and 10,000 restricted stock awards to certain directors in connection with the Transactions.

        The issuances disclosed in paragraphs (a), (b), (d), (e), (f) and the grant of restricted stock awards disclosed in paragraph (g) were exempt from registration in reliance upon Section 4(2) of the Securities Act or promulgated thereunder as transactions by an issuer not involving a public offering and/or under

Rule 701 under the Securities Act as exempt offers and sales of securities under a written compensatory benefit plan. The grants of Interline Opco restricted common stock in paragraph (a) and of options to purchase Interline Opco common stock disclosed in paragraphs (a), (b), (d), (e) and (f) were made the 2000 Stock Award Plan, and the awards of options and grants of restricted stock awards disclosed in paragraph (g) will be made under the 2004 Equity Incentive Plan. All recipients were or will be accredited or sophisticated investors. Appropriate legends were or will be affixed to the share certificates and other instruments issued in such transactions. All recipients either have received or will receive adequate information about us or had or have access, through employment or other relationships, to such information.

        The issuances disclosed in paragraph (c) were exempt from registration in reliance upon Section 4(2) of the Securities Act or promulgated thereunder as transactions by an issuer not involving a public offering. All recipients represented that they were accredited investors, as that term is defined in the Securities Act and the regulations promulgated thereunder. The recipients of securities in the transaction represented their intention to transfer the securities only in compliance with Rule 144A promulgated under the Securities Act or Regulation S promulgated under the Securities Act and appropriate legends were affixed to the notes and other instruments issued in such transactions.

        The issuances disclosed in paragraph (g), other than the grant of restricted stock awards, will be made in reliance on Section 4(2) of the Securities Act. All recipients will be accredited or sophisticated investors. Appropriate legends will be affixed to the share certificates and other instruments issued in such transactions. All recipients either will receive adequate information about us or have access, through employment or other relationships, to such information.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description
1.1*****	Form of Underwriting Agreement.
2.1*****	Form of Agreement and Plan of Merger.
3.1*****	Form of Amended and Restated Certificate of Incorporation of Interline Brands, Inc.
3.2†	Form of Amended and Restated By-Laws of Interline Brands, Inc.
4.1*	Indenture, dated as of May 23, 2003, among Interline Brands, Inc., the Subsidiary Guarantors thereto and The Bank of New York, as Trustee.
4.2*****	Form of Specimen Certificate.
5.1†	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, regarding the legality of the common stock being issued.
8.1*****	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, regarding certain tax matters.
9.1*	Amended and Restated Shareholders Agreement, dated as of September 29, 2000, among the Company and certain of its shareholders.
9.2*****	Amendment No. 1 to Amended and Restated Shareholders' Agreement, dated as of March 15, 2004, among Interline Opco and certain of its shareholders.
9.3*****	Form of Amendment No. 2 to Amended and Restated Shareholders' Agreement among Interline Opco and certain of its shareholders.

10.1*
Credit Agreement, dated as of May 29, 2003, among Interline Brands, Inc., the Lender Parties thereto, Credit Suisse First Boston, as Administrative Agent, and JPMorgan Chase Bank, as Syndication Agent.
10.2**	Amendment No. 1, dated as of December 19, 2003, to the Credit Agreement dated as of May 29, 2003, among Interline Brands, Inc. and the lenders party thereto.
10.3*	Guarantee and Collateral Agreement, dated as of May 29, 2003, among Interline Brands, Inc., the Subsidiaries of Interline Brands, Inc. named therein and Credit Suisse First Boston LLC.
10.4*	Employment Agreement, dated as of May 16, 2000, by and between Wilmar Industries, Inc. and William E. Sanford.
10.5*	Incentive Stock Option Agreement, dated as of May 16, 2000, by and between Wilmar Industries, Inc. and William E. Sanford.
10.6*	Management Subscription Agreement, dated May 16, 2003, between William E. Sanford and Wilmar Industries, Inc.
10.7*	Secured Recourse Promissory Note, dated May 16, 2000, from William E. Sanford to Wilmar Industries, Inc.
10.8*	Pledge Agreement, dated as of May 16, 2000, from William E. Sanford to Wilmar Industries, Inc.
10.9*	Promissory Note, dated as of July 15, 2000, from William E. Sanford to Wilmar Industries, Inc.
10.10*	Employment Agreement, dated as of May 16, 2000, by and between Wilmar Industries, Inc. and Michael J. Grebe.
10.11*	Incentive Stock Option Agreement of Michael J. Grebe, dated as of May 16, 2000.
10.12*	Promissory Note, dated July 15, 2002, from Michael J. Grebe to Interline Brands, Inc.
10.13*	Secured Recourse Promissory Note, dated May 16, 2000, from Michael J. Grebe to Wilmar Industries, Inc.
10.14*	Pledge Agreement, dated as of May 16, 2000, from Michael J. Grebe to Wilmar Industries, Inc.
10.15*	Management Subscription Agreement, dated May 16, 2000, between Michael J. Grebe and Wilmar Industries, Inc.
10.16*	Employment Agreement, dated as of September 29, 2000, by and between Wilmar Industries, Inc. and William R. Pray.
10.17*	Restricted Stock Award Agreement under the 2000 Stock Award Plan, dated as of September 29, 2000, between Wilmar Industries, Inc. and William Green.
10.18*	Promissory Note, dated September 29, 2000, by William R. Pray to Wilmar Industries, Inc.
10.19*	Management Subscription Agreement, dated September 29, 2000, between William R. Pray and Wilmar Industries, Inc.
10.20*	Amendment to Stay Pay Agreement, dated as of September 27, 2000, by and between William R. Pray and Barnett, Inc.

10.21*	Deferred Compensation Agreement, dated as of September 29, 2000, by and between Wilmar Industries, Inc. and William R. Pray.
10.22*	Separation Agreement and Release of All Claims, dated December 31, 2001, by and between Interline Brands, Inc. and William Green.
10.23*	Restricted Stock Award Agreement under the 2000 Stock Award Plan, dated as of September 29, 2000, between William R. Pray and Wilmar Industries, Inc.
10.24*	2000 Stock Award Plan, as amended and restated July, 2000.
10.25***	Employment Agreement, dated as of January 7, 2004, by and between Interline Opco and Fred Bravo.
10.26***	Employment Agreement, dated as of January 7, 2004, by and between Interline Opco and Pamela L. Maxwell.
10.27*****	2004 Equity Incentive Plan.
10.28****	Employment Agreement, dated as of May 17, 2004, by and between Interline Opco and Laurence Howard.
10.29*****	Amendment to Separation Agreement, dated as of June 11, 2004 by and between Interline Opco and William S. Green.
10.30****	Employment Agreement, dated as of June 18, 2004, by and between Interline Brands, Inc. and Charles Blackmon.
10.31*****	Employment Agreement, dated as of August 13, 2004, by and between Interline Brands, Inc. and William E. Sanford.
10.32*****	Employment Agreement, dated as of August 13, 2004, by and between Interline Brands, Inc. and Michael J. Grebe.
10.33*****	Employment Agreement, dated as of September 23, 2004, by and between Interline Brands, Inc. and William R. Pray.
10.34*****	Amendment to Employment Agreement, dated September 27, 2004, by and between Interline Brands, Inc. and Fred Bravo.
10.35****	Amendment to Employment Agreement, dated September 27, 2004, by and between Interline Brands, Inc. and Laurence W. Howard.
10.36*****	Amendment to Employment Agreement, dated as of September 27, 2004, by and between Interline Brands, Inc. and Pamela L. Maxwell.
10.37*****	Amendment to Employment Agreement, dated as of December 2, 2004, by and between Interline Brands, Inc. and Michael J. Grebe.
10.38*****	Amendment to Employment Agreement, dated as of December 2, 2004, by and between Interline Brands, Inc. and William E. Sanford.
10.39*****	Amendment to Employment Agreement, dated as of December 2, 2004, by and between Interline Brands, Inc. and Pamela L. Maxwell.
10.40*****	Amendment to Employment Agreement, dated as of December 2, 2004, by and between Interline Brands, Inc. and Fred Bravo.
10.41*****	Management Agreement, dated May 16, 2000, by and between Wilmar Industries, Inc. and Parthenon Capital, Inc.

10.42*****	Amendment to Management Agreement, dated September 29, 2000, by and between Wilmar Industries, Inc. and Parthenon Capital, Inc.
10.43†	Form of Executive Stock Option Agreement.
10.44†	Form of Management Restricted Stock Agreement.
10.45†	Form of Non-Employee Directors Option Agreement.
10.46†	Form of Non-Employee Directors Restricted Stock Agreement.
21.1*****	List of Subsidiaries of Interline Brands, Inc.
23.1*****	Consent of Deloitte & Touche LLP.
23.2†	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 to this Registration Statement).
23.3*****	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 8.1 to this Registration Statement).
24.1*****	Powers of Attorney (included on signature pages of this Part II).
99.1*****	Consent of Pembroke Consulting.

†
Filed herewith.

*
Incorporated by reference to the exhibits filed with Interline Opco's Registration Statement on Form S-4 and the amendments thereto (File No. 333-106801).

**
Incorporated by reference to the exhibits filed with Interline Opco's Annual Report on Form 10-K for the Year Ended December 26, 2003.

***
Incorporated by reference to the exhibits filed with Interline Opco's Quarterly Report on Form 10-Q for the quarter ended March 26, 2004.

****
Incorporated by reference to the exhibits filed with Interline Opco's Quarterly Report on Form 10-Q for the quarter ended September 24, 2004.

*****
Previously filed.

Financial Statement Schedules

        No financial statement schedules are presented because either they are not required or the information is included in the footnotes to the financial statments inlcuded herein.

ITEM 17. UNDERTAKINGS.

  (a)
  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  (b)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c)
  The undersigned registrant hereby undertakes that:

  (i)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (ii)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on December 14, 2004.

INTERLINE BRANDS, INC.
By:	/s/ MICHAEL J. GREBE
	Name:	Michael J. Grebe
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL J. GREBE Michael J. Grebe	President and Chief Executive Officer, Director (Principal Executive Officer)	December 14, 2004
/s/ CHARLES BLACKMON Charles Blackmon	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 14, 2004
* Ernest K. Jacquet	Chairman of the Board of Directors	December 14, 2004
* Gideon Argov	Director	December 14, 2004
* Christopher C. Behrens	Director	December 14, 2004
John J. Gavin	Director
* Barry J. Goldstein	Director	December 14, 2004
* Stephen V. McKenna	Director	December 14, 2004

Signature	Title	Date

* Charles W. Santoro	Director	December 14, 2004
* Drew T. Sawyer	Director	December 14, 2004
*	/s/ WILLIAM E. SANFORD William E. Sanford as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1*****	Form of Underwriting Agreement.
2.1*****	Form of Agreement and Plan of Merger.
3.1*****	Form of Amended and Restated Certificate of Incorporation of Interline Brands, Inc.
3.2†	Form of Amended and Restated By-Laws of Interline Brands, Inc.
4.1*	Indenture, dated as of May 23, 2003, among Interline Brands, Inc., the Subsidiary Guarantors thereto and The Bank of New York, as Trustee.
4.2*****	Form of Specimen Certificate.
5.1†	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, regarding the legality of the common stock being issued.
8.1*****	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, regarding certain tax matters.
9.1*	Amended and Restated Shareholders Agreement, dated as of September 29, 2000, among the Company and certain of its shareholders.
9.2*****	Amendment No. 1 to Amended and Restated Shareholders' Agreement, dated as of March 15, 2004, among Interline Opco and certain of its shareholders.
9.3*****	Form of Amendment No. 2 to Amended and Restated Shareholders' Agreement among Interline Opco and certain of its shareholders.
10.1*
Credit Agreement, dated as of May 29, 2003, among Interline Brands, Inc., the Lender Parties thereto, Credit Suisse First Boston, as Administrative Agent, and JPMorgan Chase Bank, as Syndication Agent.
10.2**	Amendment No. 1, dated as of December 19, 2003, to the Credit Agreement dated as of May 29, 2003, among Interline Brands, Inc. and the lenders party thereto.
10.3*	Guarantee and Collateral Agreement, dated as of May 29, 2003, among Interline Brands, Inc., the Subsidiaries of Interline Brands, Inc. named therein and Credit Suisse First Boston LLC.
10.4*	Employment Agreement, dated as of May 16, 2000, by and between Wilmar Industries, Inc. and William E. Sanford.
10.5*	Incentive Stock Option Agreement, dated as of May 16, 2000, by and between Wilmar Industries, Inc. and William E. Sanford.
10.6*	Management Subscription Agreement, dated May 16, 2003, between William E. Sanford and Wilmar Industries, Inc.
10.7*	Secured Recourse Promissory Note, dated May 16, 2000, from William E. Sanford to Wilmar Industries, Inc.
10.8*	Pledge Agreement, dated as of May 16, 2000, from William E. Sanford to Wilmar Industries, Inc.
10.9*	Promissory Note, dated as of July 15, 2000, from William E. Sanford to Wilmar Industries, Inc.

10.10*	Employment Agreement, dated as of May 16, 2000, by and between Wilmar Industries, Inc. and Michael J. Grebe.
10.11*	Incentive Stock Option Agreement of Michael J. Grebe, dated as of May 16, 2000.
10.12*	Promissory Note, dated July 15, 2002, from Michael J. Grebe to Interline Brands, Inc.
10.13*	Secured Recourse Promissory Note, dated May 16, 2000, from Michael J. Grebe to Wilmar Industries, Inc.
10.14*	Pledge Agreement, dated as of May 16, 2000, from Michael J. Grebe to Wilmar Industries, Inc.
10.15*	Management Subscription Agreement, dated May 16, 2000, between Michael J. Grebe and Wilmar Industries, Inc.
10.16*	Employment Agreement, dated as of September 29, 2000, by and between Wilmar Industries, Inc. and William R. Pray.
10.17*	Restricted Stock Award Agreement under the 2000 Stock Award Plan, dated as of September 29, 2000, between Wilmar Industries, Inc. and William Green.
10.18*	Promissory Note, dated September 29, 2000, by William R. Pray to Wilmar Industries, Inc.
10.19*	Management Subscription Agreement, dated September 29, 2000, between William R. Pray and Wilmar Industries, Inc.
10.20*	Amendment to Stay Pay Agreement, dated as of September 27, 2000, by and between William R. Pray and Barnett, Inc.
10.21*	Deferred Compensation Agreement, dated as of September 29, 2000, by and between Wilmar Industries, Inc. and William R. Pray.
10.22*	Separation Agreement and Release of All Claims, dated December 31, 2001, by and between Interline Brands, Inc. and William Green.
10.23*	Restricted Stock Award Agreement under the 2000 Stock Award Plan, dated as of September 29, 2000, between William R. Pray and Wilmar Industries, Inc.
10.24*	2000 Stock Award Plan, as amended and restated July, 2000.
10.25***	Employment Agreement, dated as of January 7, 2004, by and between Interline Opco and Fred Bravo.
10.26***	Employment Agreement, dated as of January 7, 2004, by and between Interline Opco and Pamela L. Maxwell.
10.27*****	2004 Equity Incentive Plan.
10.28****	Employment Agreement, dated as of May 17, 2004, by and between Interline Opco and Laurence Howard.
10.29*****	Amendment to Separation Agreement, dated as of June 11, 2004 by and between Interline Opco and William S. Green.
10.30****	Employment Agreement, dated as of June 18, 2004, by and between Interline Brands, Inc. and Charles Blackmon.

10.31*****	Employment Agreement, dated as of August 13, 2004, by and between Interline Brands, Inc. and William E. Sanford.
10.32*****	Employment Agreement, dated as of August 13, 2004, by and between Interline Brands, Inc. and Michael J. Grebe.
10.33*****	Employment Agreement, dated as of September 23, 2004 by and between Interline Brands, Inc. and William R. Pray.
10.34*****	Amendment to Employment Agreement, dated September 27, 2004, by and between Interline Brands, Inc. and Fred Bravo.
10.35****	Amendment to Employment Agreement, dated September 27, 2004, by and between Interline Brands, Inc. and Laurence W. Howard.
10.36*****	Amendment to Employment Agreement, dated as of September 27, 2004, by and between Interline Brands, Inc. and Pamela L. Maxwell.
10.37*****	Amendment to Employment Agreement, dated as of December 2, 2004, by and between Interline Brands, Inc. and Michael J. Grebe.
10.38*****	Amendment to Employment Agreement, dated as of December 2, 2004, by and between Interline Brands, Inc. and William E. Sanford.
10.39*****	Amendment to Employment Agreement, dated as of December 2, 2004, by and between Interline Brands, Inc. and Pamela L. Maxwell.
10.40*****	Amendment to Employment Agreement, dated as of December 2, 2004, by and between Interline Brands, Inc. and Fred Bravo.
10.41*****	Management Agreement, dated May 16, 2000, by and between Wilmar Industries, Inc. and Parthenon Capital, Inc.
10.42*****	Amendment to Management Agreement, dated September 29, 2000, by and between Wilmar Industries, Inc. and Parthenon Capital, Inc.
10.43†	Form of Executive Stock Option Agreement.
10.44†	Form of Management Restricted Stock Agreement.
10.45†	Form of Non-Employee Directors Option Agreement.
10.46†	Form of Non-Employee Directors Restricted Stock Agreement.
21.1*****	List of Subsidiaries of Interline Brands, Inc.
23.1*****	Consent of Deloitte & Touche LLP.
23.2†	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 to this Registration Statement).
23.3†	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 8.1 to this Registration Statement).
24.1*****	Powers of Attorney (included on signature pages of this Part II).

99.1*****	Consent of Pembroke Consulting.

†
Filed herewith.

*
Incorporated by reference to the exhibits filed with Interline Opco's Registration Statement on Form S-4 and the amendments thereto (File No. 333-106801).

**
Incorporated by reference to the exhibits filed with Interline Opco's Annual Report on Form 10-K for the Year Ended December 26, 2003.

***
Incorporated by reference to the exhibits filed with Interline Opco's Quarterly Report on Form 10-Q for the quarter ended March 26, 2004.

****
Incorporated by reference to the exhibits filed with Interline Opco's Quarterly Report on Form 10-Q for the quarter ended September 24, 2004.

*****
Previously filed.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX